As filed with the Securities and Exchange Commission on November 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Signing Day Sports, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	87-2792157
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

(480) 220-6814

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel D. Nelson, Chief Executive Officer

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

(480) 220-6814

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.	Laura Anthony, Esq.
Bevilacqua PLLC	Craig D. Linder, Esq.
1050 Connecticut Avenue, NW, Suite 500	Anthony L.G., PLLC
Washington, DC 20036	625 N. Flagler Drive, Suite 600
(202) 869-0888	West Palm Beach, FL 33401
(561) 514-0936

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-271951

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional securities of Signing Day Sports, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-271951), initially filed by the Registrant on May 15, 2023 and declared effective by the Securities and Exchange Commission on November 13, 2023 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the maximum aggregate offering price of securities being offered. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Bevilacqua PLLC
23.1	Consent of BARTON CPA
23.2	Consent of Marcum LLP
23.3	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on November 13, 2023.

SIGNING DAY SPORTS, INC.

By:	/s/ Daniel D. Nelson
Daniel D. Nelson
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. Nelson	Chief Executive Officer	November 13, 2023
Daniel D. Nelson	(principal executive officer), Chairman, and Director

/s/ Damon Rich	Interim Chief Financial Officer	November 13, 2023
Damon Rich	(principal financial officer and principal accounting officer)

/s/ Greg Economou	Director	November 13, 2023
Greg Economou

/s/ Glen Kim	Director	November 13, 2023
Glen Kim

	Director	November 13, 2023
Martin Lanphere

/s/ Roger Mason Jr.	Director	November 13, 2023
Roger Mason Jr.

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